UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 16, 2026

QUANOME TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42140	82-1978491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 W 34th St, FL 18, Room 18022

New York, NY 10120

(Address of Principal Executive Offices and Zip Code)

(778) 888-7232

(Registrant’s telephone number, including area code)

1475 Thorndale Avenue, Suite A

Itasca, Illinois 60143

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value US$0.0001 per share	QNME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On September 16, 2026, Quanome Technologies, Inc. (the “Company”) entered into a Purchase and Sale Agreement and related purchase order (collectively, the “Purchase Agreement”) with Compal Electronics, Inc. (the “Supplier”) for the purchase of 32 GPU server units for an aggregate purchase price of approximately US$18.8 million.

Under the Purchase Agreement, the Company is required to make an initial payment equal to 20% of the aggregate purchase price following acceptance of the purchase order, with the remaining 80% payable prior to shipment, subject to the satisfaction of the applicable delivery and other conditions set forth in the Purchase Agreement. The GPU servers are expected to be delivered to a designated data center location in the United States. The Purchase Agreement contains customary provisions relating to delivery, title and risk of loss, inspection and acceptance, warranty coverage, remedies for non-conforming products, and termination and refund rights in certain circumstances. The Supplier is also required to provide certain commercially customary warranty and replacement support with respect to the GPU servers, subject to the terms and limitations set forth in the Purchase Agreement.

The completion of the purchase remains subject to a number of conditions, including the Company’s payment obligations, the Supplier’s ability to complete production and delivery, applicable product registration and supply-chain requirements, and other customary commercial and operational conditions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

Separately, the Company currently intends to deploy the GPU servers in connection with the development of its artificial intelligence computing infrastructure business.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements regarding the anticipated purchase, delivery, deployment and utilization of the GPU servers and the Company’s plans for its artificial intelligence computing infrastructure business. These forward-looking statements are based on the Company’s current plans, assumptions, beliefs and expectations and involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks relating to financing availability, supplier performance, production and delivery conditions, regulatory requirements, technical or operational matters, third-party performance, and other conditions relating to the transaction. There can be no assurance that the GPU servers will be delivered on the anticipated schedule, that the transactions contemplated by the Purchase Agreement will be completed as currently contemplated, or that the Company will successfully deploy or utilize the GPU servers for their intended purposes. Additional information regarding risks and uncertainties faced by the Company is and will continue to be contained in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2026

Quanome Technologies, Inc.

By:	/s/ Yang Li
Yang Li
Chief Executive Officer

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